UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                  Form 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934




Date of Report:                     June 18, 1996
(Date of earliest event reported)





                     ENRON GLOBAL POWER & PIPELINES L.L.C.
            (Exact name of registrant as specified in its charter)




        DELAWARE                       1-13584                 76-0456366
(State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
  of incorporation or                                      Identification No.)
      organization)


     ENRON BUILDING                                               77002
    1400 SMITH STREET                                          (Zip Code)
     HOUSTON, TEXAS
(Address of principal
   executive offices)



Registrant's telephone number,
including area code:               (713) 853-1937



                     ENRON GLOBAL POWER & PIPELINES L.L.C.

                               TABLE OF CONTENTS
                                                                         PAGE

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Acquired Business -
      Smith/Enron Cogeneration Limited Partnership

         Report of Independent Accountants..................................1

         Balance Sheets -
            December 31, 1994 and 1995 and June 30, 1996 (Unaudited)........2

         Statements of Income and Undistributed Partnership Earnings -
            Six Months Ended June 30, 1996 (Unaudited)......................3

         Statements of Cash Flows -
            Years Ended December 31, 1994 and 1995 and
            Six Months Ended June 30, 1995 and 1996 (Unaudited).............4

         Notes to Financial Statements......................................6

(b)   Pro Forma Financial Statements.......................................16

(c)   Exhibits
         23.1  Consent of Price Waterhouse.................................16



                       REPORT OF INDEPENDENT ACCOUNTANTS






To the Partners of Smith/Enron
Cogeneration Limited Partnership

We have audited the accompanying balance sheets of Smith/Enron Cogeneration Limited Partnership (a development stage enterprise) at December 31, 1995 and 1994, and the related statements of cash flows for the year ended December 31, 1995 and for the five months ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards of the Dominican Republic, which are in substantial agreement with those of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Smith/Enron Cogeneration Limited Partnership (a development stage enterprise) at December 31, 1995 and 1994, and its cash flows for the year ended December 31, 1995 and for the five months ended December 31, 1994 in conformity with generally accepted accounting principles of the United States of America.

These financial statements have been restated from those previously issued and are presented in accordance with generally accepted accounting principles in the United States of America and present the Partnership as a developmental stage enterprise which commenced principal operations on January 16, 1996.






                                                PRICE WATERHOUSE


Santo Domingo,
Dominican Republic
February 28, 1996


                    SMITH/ENRON COGENERATION LIMITED PARTNERSHIP

                          (A DEVELOPMENT STAGE ENTERPRISE)

                                BALANCE SHEETS
                    (In Thousands of United States Dollars)





                                       June 30,                DECEMBER 31,
                                                      ------------------------------
                                         1996             1995                 1994
- ------------------------------------------------------------------------------------
                                     (Unaudited)
                                       ASSETS
CURRENT ASSETS:
  Cash (Note 3)                        $   1,971      $      6,085      $      2,313
  Accounts receivable
   net of allowance of $136,198
   on December 31, 1995                   24,971             6,980             7,322
  Inventories                              4,580             4,033               272
  Prepaid insurance                          168             1,316               663
                                      ----------------------------------------------
   Total current assets                   31,690            18,414            10,570
                                      ----------------------------------------------
Property, plant & equipment              201,474                -                 -
Land and construction work
  in progress (Note 4)                       -             201,069           147,305
                                      ----------------------------------------------
                                       $ 233,164      $    219,483      $    157,875
                                      ==============================================

                      LIABILITIES AND PARTNERSHIP EQUITY

CURRENT LIABILITIES:
  Bridge financing payable
   to related companies at
   13.5% interest (Note 11)            $     -           $  48,634         $ 113,895
  Current portion of long-term
   debt (Note 5)                          12,742             5,243                -
  Accrued interest                           686               517                -
  Accounts payable to plant contractor       -               1,790             3,555
  Accounts payable (Note 11)              11,309             3,769             7,175
  Other accrued liabilities                7,939             1,307             1,000
                                       ---------------------------------------------
   Total current liabilities              32,676            61,260           125,625
                                       ---------------------------------------------

Deferred income                            1,034                -                 -
Long-term debt (Note 5)                  149,080           107,145            32,250

Partnership equity:
  Partner contributed capital             46,275            51,078               -
  Retained earnings                        4,099                -                -
                                       ----------------------------------------------
   Total equity                           50,374            51,078               -
                                       ----------------------------------------------
                                       $ 233,164         $ 219,483         $ 157,875
                                       ==============================================

  The accompanying notes are an integral part of these financial statements.


                  SMITH/ENRON COGENERATION LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME

                                      AND

                      UNDISTRIBUTED PARTNERSHIP EARNINGS
                    (In Thousands of United States Dollars)
                                  (Unaudited)

                                                             Six Months
                                                           Ended June 30,
                                                                1996
- --------------------------------------------------------------------------
Energy and variable operation and maintenance fees             $  19,467
Capacity, fixed operation and maintenance fees                    17,254
                                                               ---------
   Total revenues (Note 7)                                        36,721
                                                               ---------
Fuel expenses                                                     17,567
Depreciation and amortization                                      4,037
Operating and administrative expenses                              3,644
                                                               ---------
                                                                  25,248
                                                               ---------
   Net operating (loss) income                                    11,473

Interest income                                                      627
Interest expense, net of capitalized interest of $788             (7,974)
Other income (expenses)                                              (27)
                                                               ---------
Net income                                                         4,099

Undistributed partnership earnings at the beginning of period        -
                                                               ---------
Undistributed partnership earnings at the end of period        $   4,099
                                                               =========

  The accompanying notes are an integral part of these financial statements.


                 SMITH/ENRON COGENERATION LIMITED PARTNERSHIP

                       (A DEVELOPMENT STAGE ENTERPRISE)

                           STATEMENTS OF CASH FLOWS

                    (In Thousands of United States Dollars)

                                                                   Five Months
                                Six Months Ended       Year Ended      Ended
                                     JUNE 30          December 31, December 31,
                                ----------------
                                1996        1995          1995         1994
- --------------------------------------------------------------------------------
                             (Unaudited)
Cash flows from operating
  activities:
Reconciliation of net income
  to net cash provided by
  (used in) operating
  activities
  Net income                 $ 4,099      $   -       $      -      $     -
  Depreciation and
   amortization                4,037          -              -            -
  Deferred income              1,034          -              -            -
  Changes in components of
   working capital:
   Inventory                    (547)         -              -            -
   Accounts receivable       (22,803)         -              -            -
   Accounts payable           11,309          -              -            -
   Accrued liabilities         1,829          -              -            -
   Other, net                    248          -              -            -
                            -------------------------------------------------
Net cash provided by
   operating activities         (794)         -              -            -
                            -------------------------------------------------
Cash flows from investing
  activities:
  Additions to property, plant
   and equipment              (3,373)         -              -            -
  Purchases of land and
   construction work in
   progress                       -       (29,505)      (53,764)        (147,305)
  Changes in:
   Inventories                    -        (3,675)       (3,761)            (272)
   Accounts receivable         4,812        4,113           341           (7,322)
   Prepaid insurance              -           444          (652)            (663)
   Accounts payable to
     contractor               (1,790)          -         (1,765)           3,555
   Accounts payable           (3,769)      (6,650)       (3,405)           7,175
   Other liabilities              -        (1,000)          824            1,000
                             ---------------------------------------------------
Net cash used in investing
 activities                   (4,120)     (36,273)      (62,182)        (143,832)
                             ---------------------------------------------------
Cash flows from financing
  activities:
  Proceeds from related
   companies' loans            3,000          -             -            113,895
  Payments on loans from
   related companies         (40,861)     (62,530)       (65,261)             -
  Repayment of long-term
   debt                      (11,339)         -             -                 -
  Proceeds from long-term
   debt                       50,000       70,000         80,138          32,250
  Partners' contributions        -         32,383         51,078              -
                           -----------------------------------------------------
Net cash provided by
 financing activities            800       39,853         65,955         146,145
                           -----------------------------------------------------

Net cash provided (used)      (4,114)       3,580          3,773           2,313
Cash at the beginning of
 period                        6,085        2,313          2,313             -
                           -----------------------------------------------------
Cash at end of period      $   1,971     $  5,893      $   6,086        $  2,313
                           =====================================================

  The accompanying notes are an integral part of these financial statements.




               SMITH/ENRON COGENERATION LIMITED PARTNERSHIP

                     (A DEVELOPMENT STAGE ENTERPRISE)

                       Notes to Financial Statements

 1.   HISTORY OF THE ENTITY

      Smith/Enron Cogeneration Limited Partnership ("Partnership") was registered on November 24, 1993, in the Turks and Caicos Islands as a limited partnership, between Smith Cogeneration Dominicana, Inc., a Turks and Caicos Islands corporation, and Travamark Two B.V. ("Travamark Two"), a Dutch corporation, each in its capacity as a General Partner, and
      Travamark B.V., a Dutch corporation, and Smith Cogeneration International, Inc., a British Virgin Islands corporation, each in its capacity as a Limited Partner. The Partnership is in the developmental stage at December 31, 1995.

      On April 15, 1994, Travamark Two entered into two separate Partnership Interest and Assumption Agreements. Through these agreements, Travamark Two assigned its interest as a general partner to Enron Reserve I B.V., a Dutch corporation, and its interest as a limited partner to Atlantic Commercial Finance B.V., a Dutch corporation.

      On December 15, 1994, the original Partnership Agreement was amended and restated. The restated agreement established the following:

      -  Organization matters
      -  Capital contributions and financial agreements
      -  Allocations and distributions
      -  Management and operation of the business
      -  Rights and obligations
      -  Books, records and accounting
      -  General provisions

      On July 25, 1995, Enron Reserve I B.V. and Atlantic Commercial Finance B.V. entered into separate partnership interest and assumption agreements. Through these agreements, Enron Reserve I B.V., assigned its interest as a general partner to Enron Dominican Republic Operations Ltd., a Cayman Island company, and Atlantic Commercial Finance B.V., assigned its interest as a limited partner to Enron Dominican Republic Ltd., a Cayman Island company.

      The Partnership's objective is to construct, acquire, own, manage, operate and/or dispose of all the property, structure, vessels, machinery, equipment and spare parts that are part of the 185 megawatt barge mounted electric power plant (the "Facility") under construction near Puerto Plata in the Dominican Republic.

      The Partnership has entered into a 19 year Electric Energy Supply and Sales Contract ("Contract") to sell capacity and electricity to
      Corporaci<o'>n Dominicana de Electricidad ("CDE"), the national utility of the Dominican Republic. The government of the Dominican Republic ("Dominican Government") is also a party to the Contract. The Partnership provided CDE electricity during the construction of the




               SMITH/ENRON COGENERATION LIMITED PARTNERSHIP

                     (A DEVELOPMENT STAGE ENTERPRISE)

                 Notes to Financial Statements-(Continued)


      Facility effectively at the cost of production. The Facility began principal operations in combined cycle mode producing 185 megawatts on January 16, 1996.

  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      These financial statements have been restated from those previously issued and are presented in accordance with generally accepted accounting principles in the United States of America and present the Partnership as a developmental stage enterprise which commenced principal operations on January 16, 1996.

      PREOPERATING AND START-UP COSTS

      Preoperating and start-up costs incurred during the development stage were capitalized as part of construction work in progress and will be amortized on a straight line basis over the life of the Contract.

      CONSTRUCTION WORK IN PROGRESS

      Construction progress payments under the construction contract between the Partnership and General Electric Company ("GE") dated November 24, 1993 ("Turnkey Contract"), development costs, interest during construction and other costs relating to construction work in progress have been capitalized. Construction work in progress will be transferred to property and equipment upon acceptance of the Facility by the Partnership from GE. Capitalized interest totaled $31,520,661 as of December 31, 1995 and $11,249,736 as of December 31, 1994. The Facility will be depreciated on a straight line basis, with a 10% residual value, over a 30 year estimated useful life.

      INCOME TAX

      The Contract establishes that CDE has the obligation to obtain the exoneration of all kind of taxes, including income tax.

      To date, the Partnership has been unable to obtain the exoneration. If such exoneration is not obtained, the Dominican Government has guaranteed that any taxes incurred would be recouped through appropriate changes in the payment received from the delivery of electricity.

      FUNCTIONAL CURRENCY

      The Partnership's functional currency is the U.S. Dollar since the majority of the Partnership's activities and significant contractual agreements are denominated in U.S. dollars. Gains and losses on transactions and account balances denominated in currencies other than the U.S. Dollar have been capitalized as construction work in progress. The exchange rates were RD$13.65 to $1.00 and RD$12.87 to $1.00 as of December 31, 1995 and 1994, respectively.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      All amounts presented in the tables below are in thousands of U.S. dollars unless otherwise indicated.

  3.  CASH

      Cash consists of cash and cash equivalents with original maturities of less than three months.

  4.  LAND, PROPERTY, PLANT AND EQUIPMENT AND CONSTRUCTION WORK IN PROGRESS


                                               June 30        DECEMBER 31,
                                                        ----------------------
                                                1996        1995        1994
     -------------------------------------------------------------------------
                                            (Unaudited)
      Land                                  $     540   $     540    $     540
      Property, plant and equipment           203,901         -             -
      Depreciation and amortization            (2,967)        -             -
      Construction work in progress                       200,529      146,765
                                            ----------------------------------
                                            $ 201,474   $ 201,069    $ 147,305
                                            ==================================

  5.  LONG-TERM DEBT

      Long-term debt consists of loan agreements with International Finance Corporation ("IFC"), Commonwealth Development Corporation ("CDC") and Deutsche Investitions and Entwicklungs Gesellschaft MBH ("DEG"). The following loans were disbursed to the Partnership:


                                                1995               1994
                                          ------------------------------
      A loan in the principal amount
      of $26,250 at 11.67% interest,
      payable in 22 semiannual
      installments, payable on each
      interest payment date, commencing
      on June 15, 1996, up to
      December 15, 2006.                  $     26,250      $     26,250

      IFC Subordinated Loan in the
      principal amount of $6,000 at
      16% interest rate, payable
      in 22 semiannual installments,
      payable on each interest payment
      date, commencing on December 15, 1997,
      up to June 15, 2008.                       6,000             6,000

      Two IFC loans in the principal
      amounts of $15,000 and
      $20,000 at six month
      LIBOR plus 4%, payable in 19 and 17
      semiannual installments, payable
      on each interest payment date,
      commencing June 15, 1996, up to
      June 15, 2005 and December 15, 1996,
      up to December 15, 2004,
      respectively.                             35,000              -

      IFC loan in the principal amount
      of $12,000 at 11.60% interest,
      payable in 22 semiannual installments,
      payable on each interest payment date,
      commencing June 15, 1996, up to
      December 15, 2006.                        12,000              -

      IFC loan in the principal amount
      of $3,000 at 16% interest,
      payable in 22 semiannual installments,
      payable on each interest  payment date
      commencing December 15, 1997, up to
      June 15, 2008.                             3,000              -

      Two CDC loans, a senior and
      subordinate loan in the amount
      of $12,000 and $8,000,
      at 10.70% and 16.00% interest,
      payable in 18 and 20 semiannual
      installments, payable on each interest
      payment date commencing on
      December 15, 1996 and December 15, 1997,
      up to June 15, 2005 and June 15, 2007,
      respectively.                             20,000              -

      DEG loan in the principal amount of
      Deustch Marks ("DM")DM$15,000,000 at
      11.10% interest, payable in 18
      semiannual installments, payable
      on each interest payment date
      commencing December 15, 1996,
      up to June 15, 2005.                      10,138              -
                                             ----------------------------
                                               112,388            32,250
      Less - Current portion of
        long-term debt                           5,243              -
                                          -------------------------------
                                          $    107,145      $     32,250
                                          ===============================

      On September 8, 1995, the Partnership entered into a currency and interest rate swap agreement ("Investment Agreement") with the IFC whereby the Partnership will pay to the IFC 12.02% on the outstanding principal of $10,138,560 on DM15,000,000 and the IFC pays the Partnership's DM obligations at an interest rate of 11.10% to DEG.

      The Partnership has pledged as collateral all land, machinery and equipment and a $24,000,000 letter of credit issued by the government of the Dominican Republic in favor of the Partnership.

      The Investment Agreement and other loan agreements contain warranties and covenants that must be complied with on a continuing basis. Default on any warranty or covenant could, if not waived or corrected, accelerate the maturity of any borrowings outstanding under the agreements. The Partnership is not in default of any such warranties or covenants.

  6.  OPERATION AGREEMENT

      On March 1, 1994, the Partnership entered into an Administrative Services and Operation and Maintenance Agreement with Smith/Enron O&M Limited Partnership, an affiliated company ("Operator"). The Partnership utilized the services of the Operator in the mobilization and start-up activities and performance testing at the Facility and will continue to use the Operator's services in the operation and maintenance of the Facility and to provide certain administrative services.

      The Operator will be reimbursed for all expenses, plus paid a fixed fee of a) 2% of the Facility's gross revenue for each month of simple cycle operations and b) $2,100,000 for each operating year of combined cycle operations, escalating annually at a rate of 5% per annum and payable in equal monthly installments.

      Heat rate bonus and penalty provisions apply in any operating year that the annual capacity factor exceeds 85%. The Operator is subject to and liable for a penalty equal to 5% of such operating year's fee for each 1% that the actual rate exceeds 102% of a target rate. The Operator is entitled to, and the Partnership is obligated to pay to the Operator, a bonus equal to 5% of each operating year's fixed fee for each 1% that the actual rate is less than 98% of the target rate.

      The Operator is subject to and liable for a penalty equal to 1% of the fixed fee for each operating year for each 1% that the availability factor is less than 90%. The Operator is entitled to and the Partnership is obligated to pay to the Operator a bonus equal to 1% of the fixed fee for each operating year for each 1% that the availability factor is greater than 95%.

  7.  CONTRACT WITH CORPORACI<o'>N DOMINICANA DE ELECTRICIDAD

      The Contract is for a term of 19 years which begins upon the initial delivery date of combined cycle operations which was January 16, 1996.

      The Contract provides for the following: a) a Capacity Fee of $32,274 each month for the simple cycle capacity, b) Maintenance and Operation Fee of $430,400 for each month of simple cycle operation, c) a Capacity Fee of $2,566,507 each month during the first year of combined cycle operations, escalating at a rate of 1.2% per annum. The capacity payments for the last four years of the Contract may not be greater than $775,012 per month and will escalate at an annual rate of 4%, d) a Maintenance and Operation Fee of $751,740 for each month during the first year of combined cycle operation, increasing at the escalation index for each year of the Contract, e) a Variable Maintenance and Operation Fee of $0.000978 times monthly electric power delivered for the combined cycle, increasing at the escalation index after the first year of operation, and
      f) energy payment according to conditions established in the Contract.

      The Contract also establishes that the Dominican Government is guarantor of the performance for the obligations of CDE under the Contract.

  8.  CONSTRUCTION CONTRACT WITH GENERAL ELECTRIC COMPANY

      On November 24, 1993, the Partnership entered into the Turnkey Contract with GE, to engineer, design, construct, start-up, test and place into operation the Facility. The total contract price is $127,236,607, which consists of the original contract price of $119,950,000 and approved change orders of $7,286,607. GE has been paid approximately $127,031,345 of the total contract price.




               SMITH/ENRON COGENERATION LIMITED PARTNERSHIP

                     (A DEVELOPMENT STAGE ENTERPRISE)

                Notes to Financial Statements-(Continued)

 9.   OTHER AGREEMENTS

      The Partnership entered into the following agreements:

      Construction Completion Agreement of September 16, 1994, with Enron Power Construction Company ("EPCC"), an affiliated company and a wholly owned subsidiary of Enron Corp., under which EPCC assumed complete management authority and responsibility for the construction and completion, including cost, of the plant. The Partnership is responsible for and continues to make payments, based on invoices approved and coded by EPCC, as required by contracts administered by EPCC.

      Technical  Services  Agreement  of March 1,  1994,  between  Enron  Power
      Operating Company ("EPOC"), an affiliated company and a wholly owned subsidiary of Enron Corp., and the Operator. EPOC will assist the Operator in:

      a) An orderly transition from construction through start-up, testing and acceptance of the Facility;

      b)    The operation and maintenance of the Facility;

      c) Overseeing the performance of periodic overhauls and scheduled maintenance required for the Facility; and

      d) Provide consulting services with respect to the monitoring of the compliance of the Facility with applicable legal, safety and environmental laws, rules, regulations and standards.

      Fuel Oil Supply Agreement of September 15, 1994, with Enron Fuels International, Inc. ("EFI"), an affiliated company and a wholly owned subsidiary of Enron Corp., pursuant to which EFI agreed to sell and deliver all requirements for fuel oil at the Facility.

      Foreign exchange currency service contracts with four banks guarantee the availability of U.S. dollars for the conversion of Dominican pesos up to $6,000,000 per month. The contracts will expire in 12 years, and can be extended upon agreement.

 10.  COMMITMENTS AND CONTINGENCIES

      The Contract has not been ratified by the Congress of the Dominican Republic. Exoneration or exemption of all taxes, including income taxes, is subject to the obtainment of this sanction from the Congress. However, CDE is obligated to obtain the exoneration or exemption of all kind of taxes. In the event that taxes are paid by the Partnership, they will be reimbursed by CDE or the Dominican Government.

      The Turnkey Contract contains provisions for an Early Completion Bonus (up to $1,000,000) and a Net Output Bonus up to 10% of the incremental revenues resulting from the increased capacity payments paid to the Partnership by CDE for a period of five years. Thus far only $140,000 has been paid to GE related to the early completion bonus on the first barge and the Partnership believes no further early completion bonus payments are due to GE.

      The Partnership is a defendant in legal proceedings with claims amounting to approximately $15,000,000. Management and legal counsel consider the claims frivolous and without merit, therefore, a provision is not necessary.

      As of December 31, 1995, accounts receivable includes amounts contested by CDE for $3,093,250. This amount is comprised as follows: $1,654,093 related to fixed operations and maintenance payments, $1,278,516 related to energy payments and $160,641 for related interest and foreign exchange charges.

      Furthermore, there are $640,367 representing first quarter 1995 energy payments that were received from CDE but later contested.

      During 1995, there were certain Facility outages; CDE contends that the fixed operations and maintenance charges mentioned above, related to these outages, should not have been charged. In addition, CDE has also contended that the Partnership had billed energy payments higher than what they had anticipated.

      The Partnership feels the aforementioned charges were billed according to the Contract, although the Contract stipulates that all contested amounts should be presented to a technical inspector prior to any arbitration proceedings, if considered necessary. Final disposition of all charges will be determined either by the technical inspector or an arbitration process. Management does not anticipate that losses, if any, from the final outcome of this matter will have a material adverse effect on the Partnership's financial position.


 11.  RELATED PARTIES BALANCES AND TRANSACTIONS

      The most important balances and transactions with related parties included in the financial statements are:


                                                    1995              1994
                                                ---------------------------
      Balances:
      Bridge financing payable to Enron
        related companies:
        Enron Development Corp.                 $  37,014         $  26,406
        Centragas                                      -             35,065
        Enron Americas LTD                             -             31,093
        Atlantic Commercial Finance B.V.               -             21,331
        Bitterfeld                                 11,620                -
                                                ---------------------------
                                                $  48,634         $ 113,895
                                                ===========================
        Other accounts payable:
         Enron Fuels International, Inc.        $   3,513         $   6,826
         Smith Enron O&M Limited
           Partnership                                256               349
                                                ---------------------------
                                                $   3,769         $   7,175
                                                ===========================

        Transactions:
         Operation and Maintenance fees and
           reimbursable costs incurred:

         Smith Enron O&M Limited
           Partnership                          $     749         $     629
                                                ===========================

12.     SUBSEQUENT EVENTS

      On January 12, 1996, GE completed the performance test and on January 16, 1996, the Facility achieved Initial Date of Delivery for combined cycle operations.

      On February 28, 1996, the Partnership issued $50,000,000 in bonds with a maturity on December 15, 2005, at an all-in rate of 6.72%, payable semi-annually, commencing on June 15, 1996. These bonds are guaranteed by the United States of America, under Title XI of the Merchant Marine Act of 1936, as amended. The bond proceeds were used to refinance third party debt and bridge construction loans still outstanding. The amounts paid were as follows: $40,861,440, $4,138,560 and $5,000,000 to Enron affiliates, the IFC and CDC, respectively.

13.   INTERIM FINANCIAL STATEMENTS (UNAUDITED)

      The interim financial statements included herein have been prepared by the Partnership without audit. Accordingly, they reflect all adjustments which are, in the opinion of management, necessary
      for   a  fair  presentation  of  the  financial results for the interim periods. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Partnership believes that the disclosures are adequate to make the information presented not misleading.

      On June 18, 1996, Enron Global Power & Pipelines L.L.C. ("EPP") purchased 100% of the common stock of Enron Dominican Republic Ltd. ("EDR") and Enron Dominican Republic Operation Ltd. ("EDRO") from wholly owned subsidiaries of Enron Corp. In addition, EPP purchased approximately $11 million principal amount of subordinated notes, plus accrued interest at June 15, 1996, owed by the Partnership to Enron Corp. EDR and EDRO collectively own a 50% interest in the Partnership.






 (b)  Pro Forma Financial Statements.

      Pursuant to Article 11-01(a)(2) of Regulation S-X, Pro Forma Financial Statements are not required because the acquisition is from an entity under common control and is accounted for similar  to the
      pooling   of   interests  method  of  accounting.  Accordingly,  the
      historical results of the Partnership have been included in all related periods in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

 (c)  Exhibits

      23.1  Consent of Price Waterhouse




                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          ENRON GLOBAL POWER & PIPELINES L.L.C.



Date:  August 30, 1996             By:            /S/ PAULA H. RIEKER
                                                 Paula H. Rieker
                                               Vice President and
                                             Chief Financial Officer




                               INDEX TO EXHIBITS



Exhibit
   NO.                                                        METHOD OF FILING
 23.1       -Consent of Price Waterhouse                        Filed herewith
                                                                electronically